Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-275360) of Polaris Inc.,
2.Registration Statement (Form S-8 No. 333-21007) pertaining to the Polaris Industries Inc. Employee Stock Purchase Plan,
3.Registration Statement (Form S-8 No. 333-94451) pertaining to the Polaris 401(k) Savings Plan,
4.Registration Statements (Form S-8 Nos. 333-147799, 333-161919, 333-174159, 333-207631, 333-231067 and 333-238103) pertaining to the Polaris Inc. 2007 Omnibus Incentive Plan (as Amended and Restated), and
5.Registration Statement (Form S-8 No. 333-278926) pertaining to the Polaris Inc. 2024 Omnibus Incentive Plan;
of our reports dated February 18, 2025, with respect to the consolidated financial statements and schedule of Polaris Inc. and the effectiveness of internal control over financial reporting of Polaris Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 18, 2025